Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 25, 2004 relating to the financial statements and financial statement schedules, which appears in Brigham Exploration Company’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
June 9, 2004